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                                                                    EXHIBIT 3.22

                          CERTIFICATE OF INCORPORATION

                                       of

                            MODERN ACQUISITION, INC.

     FIRST:    The name of the corporation is Modern Acquisition, Inc.

     SECOND:   The address of the corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     FOURTH:   The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares of common stock, par value of $0.01 per share.

     FIFTH:    The number of directors of the corporation shall be as from time to time specified in, or determined in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the bylaws so provide.

     SIXTH:    In furtherance of, and not in limitation of, the powers
conferred by statute, the Board of Directors is expressly authorized to make, adopt, amend, alter or repeal the bylaws of the corporation.

     SEVENTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of filing of this certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL as amended. Any repeal or modification of this Article shall not adversely affect any limitation on the liability of a director existing at the time of such repeal or modification.

     EIGHTH:   Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 03/28/2002
                                                            020205997 -- 3507304
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stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          NINTH:    The name and mailing address of the incorporator is:

               Name                          Mailing Address
               ----                          ---------------

               Julie Thobae                  3900 One Shell Plaza
                                             910 Louisiana
                                             Houston, Texas 77002

          The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation with the office of the Delaware Secretary of State.

          TENTH:    The name and mailing address of each person who is to serve as a director of the corporation until the first annual meeting of stockholders or until his successor is elected and qualified are:

               Name                          Mailing Address
               ----                          ---------------

               Dale Mikus                    15455 Dallas Parkway, Suite 1100
                                             Addison, Texas 75001

               James Nattier                 15455 Dallas Parkway, Suite 1100
                                             Addison, Texas 75001

               Frank Pittman                 15455 Dallas Parkway, Suite 1100
                                             Addison, Texas 75001

          The undersigned incorporator hereby acknowledges that the foregoing is his act and deed and that the facts herein stated are true, and accordingly has executed this certificate this 28th day of March, 2002.


                                        /s/ Julie Thobae
                                        --------------------------------
                                        Julie Thobae
                                        Incorporator